EXHIBIT 1
REGISTRATION RIGHTS, STANDSTILL AND VOTING AGREEMENT
     This REGISTRATION RIGHTS, STANDSTILL AND VOTING AGREEMENT (this “Agreement”), dated as of August 31, 2005, is by and between Precision Drilling Corporation, an Alberta corporation (“Precision”) and Weatherford International Ltd., a Bermuda exempted company (“Weatherford”). Certain capitalized terms used herein are defined in Section 7 below. Capitalized terms not otherwise defined herein have the meaning ascribed to them in the Stock Purchase Agreement (as hereinafter defined).
RECITALS:
     WHEREAS, Precision and Weatherford have entered into a Stock Purchase Agreement, dated as of June 6, 2005 (the “Stock Purchase Agreement”), that provides, subject to the terms and conditions thereof, for the purchase by Weatherford of 100% of the issued and outstanding shares of capital stock of certain subsidiaries of Precision (the “Stock Purchase”);
     WHEREAS, as part of the consideration to be paid in the Stock Purchase, Precision will acquire 26,000,000 common shares (the “Acquired Shares”), par value $1.00 per share, of Weatherford (the “Common Shares”), which Common Shares is listed on the New York Stock Exchange;
     WHEREAS, in order to induce Precision to consummate the transactions under the Stock Purchase Agreement, Weatherford has agreed to provide certain registration rights on the terms and subject to the conditions set forth herein;
     WHEREAS, in order to induce Weatherford to consummate the transactions under the Stock Purchase Agreement, Precision has agreed to be bound by certain standstill and voting provisions on the terms and subject to the conditions set forth herein; and
     WHEREAS, it is a condition to the closing of the transactions under the Stock Purchase Agreement that Precision and Weatherford enter into this Agreement;
     NOW, THEREFORE, in consideration of the premises and the covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto hereby agree as follows:
SECTION 1. REGISTRATION UNDER THE SECURITIES ACT.
     1.1 Registration.
     As promptly as possible after the date that Precision gives Weatherford notice of Precision’s intent to distribute all of the Registrable Shares to its shareholders pro rata either as a dividend or pursuant to a distribution that is not exempt under the Securities Act and is not a distribution of exempted securities (within the meaning of the Securities Act), and in any event prior to the date that is thirty (30) business days following the date of any such notice, Weatherford shall prepare and file with the Securities and Exchange Commission (the “SEC”) a

Registration Statement on the appropriate form for the purpose of registering under the Securities Act all of the Registrable Shares for distribution by Precision to its shareholders in the manner as set forth in such notice (the “Registration Statement”). The registration effected pursuant to this Section l.1 is referred to herein as the “Registration.” Weatherford agrees to use its reasonable best efforts to cause the Registration Statement to be declared effective as soon as practicable after the filing thereof with the SEC. Weatherford shall keep the Registration Statement effective (including through the filing of any required post-effective amendments) until the earlier to occur of (i) the date after which all of the Registrable Shares registered thereunder shall have been distributed by Precision pro rata as a dividend to the shareholders of Precision and (ii) 60 days after the effective date of the Registration Statement; provided, that such date shall be extended by the amount of time of any period during which Precision may not use the Registration Statement pursuant to the terms of Section 1.2(e) below or as a result of a breach by Weatherford of its obligations hereunder. Thereafter, Weatherford shall be entitled to withdraw the Registration Statement and, upon such withdrawal, Precision shall have no further right to distribute any of the Registrable Shares pursuant to the Registration Statement (or any prospectus relating thereto).
     1.2 Registration Procedures. Subject to the terms and conditions hereof, whenever any Registrable Securities are required to be registered pursuant to this Agreement, Weatherford shall use its reasonable best efforts to effect the registration and the sale or distribution of such Registrable Securities in accordance with the intended method of disposition thereof, and pursuant thereto Weatherford shall as expeditiously as practicable:
(a)	promptly prepare and file with the SEC a registration statement with respect to such Registrable Securities (and any amendment, including any post-effective amendment, to such registration statement Weatherford deems to be necessary) and use its reasonable best efforts to cause such registration statement to become effective and to comply with the provisions of the Securities Act applicable to it (provided that before filing a registration statement or prospectus or any amendments or supplements thereto, Weatherford shall furnish to counsel for Precision copies of all such documents proposed to be filed so as to provide Precision and its counsel a reasonable opportunity to review and comment on such documents, and such documents shall be subject to the review and comment of Precision and its counsel);

(b)	furnish to Precision such number of copies of such registration statement, each amendment and supplement thereto, the prospectus included in such registration statement (including each preliminary prospectus) and such other documents as Precision may reasonably request in order to facilitate the distribution of the Registrable Securities owned by Precision to its shareholders pro rata as a dividend;

(c)	make such filings of the preliminary and final prospectus, and any amended or supplemented prospectus, as may be required under Rule 424 and keep the registration statement with respect to such Registrable Securities effective for the time periods specified in Section 1.1 in order to permit the prospectus forming a part thereof to be usable for the offer and sale or distribution of the Registrable Securities owned by Precision to its shareholders pro rata as a dividend;
(d)	use its reasonable best efforts to register or qualify such Registrable Securities under such other securities or blue sky laws of such jurisdictions as Precision (or any other holder whose securities are included in a registration statement on which Registrable Securities are registered) reasonably requests and do any and all other acts and things which may be reasonably necessary or advisable to enable Precision to consummate the disposition in such jurisdictions of the Registrable Securities owned by Precision (provided that Weatherford shall not be required to (i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this subsection, (ii) subject itself to taxation in any such jurisdiction or (iii) consent to general service of process in any such jurisdiction);

(e)	notify Precision, at any time when a prospectus relating thereto is required to be delivered under the Securities Act (i) when a registration statement or any post-effective amendment has become effective under the Securities Act, (ii) of the happening of any event as a result of which the prospectus included in such registration statement contains an untrue statement of a material fact or omits any fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading (whereupon Precision shall immediately cease any offers, sales or other distribution of Registrable Securities thereunder), and, at the request of Precision, Weatherford shall prepare a supplement or amendment to such prospectus so that, as thereafter delivered to the shareholders of Precision in connection with the distribution of such Registrable Securities, such prospectus shall not contain an untrue statement of a material fact or omit to state any fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and (iii) of the issuance of any stop order suspending the effectiveness of a registration statement, or of any order suspending or preventing the use of any related prospectus or suspending the qualification of any of the Registrable Securities included in such registration statement for sale or distribution in any jurisdiction;

(f)	cause all such Registrable Securities to be listed on each securities exchange on which similar securities issued by Weatherford are then listed and, if not so listed, to be listed on a securities exchange or on the NASD automated quotation system and, if listed on the NASD automated quotation system, use its reasonable best efforts to secure designation of all such Registrable Securities covered by such registration statement as a NASDAQ “national market system security” within the meaning of Rule 11Aa2-1 of the Exchange Act or, failing that, to secure NASDAQ authorization for such Registrable Securities;

(g)	provide a transfer agent and registrar for all such Registrable Securities not later than the effective date of such registration statement;

(h)	otherwise use its reasonable best efforts to comply with all applicable rules and regulations of the SEC, and make available to its security holders, as soon as reasonably practicable, an earning statement covering the period of at least twelve months beginning with the first day of Weatherford’s first full fiscal quarter after the effective date of the registration statement, which earning statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder;

(i)	permit Precision, if Precision is an underwriter or controlling person of Weatherford, to participate in the preparation of such registration or comparable statement and to require the insertion therein of material relating to the Precision or the plan of distribution of the Registrable Securities, furnished to Weatherford in writing, which in the reasonable judgment of Precision and its counsel should be included;

(j)	in the event of the issuance of any stop order suspending the effectiveness of a registration statement, or of any order suspending or preventing the use of any related prospectus or suspending the qualification of any Registrable Securities included in such registration statement for sale or distribution in any jurisdiction, Weatherford shall use its reasonable best efforts promptly to obtain the withdrawal of such order and shall prepare and file an amended or supplemented prospectus, if required; and

(k)	use its reasonable best efforts to cause such Registrable Securities covered by such registration statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable Precision to consummate the distribution of such Registrable Securities to its shareholders pro rata as a dividend.
     1.3 Expenses.
(a)	Registration Expenses. All Registration Expenses shall be borne by Weatherford.

(b)	Selling Expenses. All fees and expenses of counsel for Precision, state securities or blue sky fees and expenses, fees and expenses of Precision’s transfer agent, and any broker or dealer discounts or commissions attributable to the sale or distribution of Registrable Securities shall be borne solely by Precision.
SECTION 2. LOCKUP AGREEMENT.
     2.1 Except for distributions by Precision to its shareholders pro rata either as a dividend or other distribution method pursuant to the Registration Statement, Precision hereby agrees to not effect any public sale or distribution (including any sales pursuant to Rule 144) of equity securities of Weatherford, or any securities convertible into or exchangeable or exercisable for such securities, during the seven days prior to and the 90-day period beginning on the effective date of any underwritten registered public offering of equity securities of Weatherford or securities convertible or exchangeable into or exercisable for equity securities of Weatherford (except as part of such underwritten registration), unless the underwriters managing the registered public offering otherwise agree, and Precision will deliver an undertaking to the managing underwriters (if requested) consistent with this covenant. Precision shall not be obligated to comply the provisions of this Section 2.1 more than two times in any 12-month period.
SECTION 3. INDEMNIFICATION.
     3.1 Indemnification by Weatherford. Weatherford agrees to indemnify, to the extent permitted by law, Precision, its officers and directors and each Person who controls Precision (within the meaning of the Securities Act) against all losses, claims, damages, liabilities, and expenses caused by any untrue or alleged untrue statement of material fact contained in any registration statement, prospectus or preliminary prospectus, or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as the same are caused by or contained in any information furnished in writing to Weatherford by Precision expressly for use therein or by the failure of Precision to deliver a copy of the registration statement or prospectus or any amendments or supplements thereto after Weatherford has furnished Precision with a sufficient number of copies of the same.
     3.2 Indemnification by Precision. In connection with any registration statement in which Precision is participating, Precision shall furnish to Weatherford in writing such information as Weatherford reasonably requests for use in connection with any such registration statement or prospectus and, to the extent permitted by law, shall indemnify Weatherford, its directors and officers, and each Person who controls Weatherford (within the meaning of the Securities Act) against any losses, claims, damages, liabilities, and expenses resulting from any untrue or alleged untrue statement of material fact contained in the registration statement, prospectus, or preliminary prospectus, or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, but only to the extent that any information so furnished in writing by Precision contains such untrue statement or omits a material fact required to be stated therein necessary to make the statements therein not misleading; provided, however, that any such obligation of Precision to indemnify Weatherford hereunder shall be limited to the aggregate value of the Acquired Shares at the effective date of the Registration Statement.
     3.3 Indemnification Procedures. Any Person entitled to indemnification hereunder shall (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification (provided that the failure to give prompt notice shall not impair any Person’s right to indemnification hereunder to the extent such failure has not prejudiced the indemnifying party) and (ii) unless in such indemnified party’s reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. If such defense is assumed, the indemnifying party shall not be subject to any liability for any settlement made by the indemnified party without its consent (but such consent shall not be unreasonably withheld). An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim shall not be obligated to pay the fees and expenses of more than one counsel (in addition to local counsel) for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim.
     3.4 Investigation; Contribution. The indemnification provided for under this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director, or controlling Person of such indemnified party and shall survive the transfer of securities. If the indemnification provided under Section 3.1 or Section 3.2 this Agreement is for any reason unavailable to, or insufficient to hold harmless, an indemnified party, then each indemnifying party shall contribute to the amount paid or payable to the indemnified party or parties an amount that is proportionate to reflect the relative fault of such indemnifying party on the one hand and the indemnified party or parties on the other.
SECTION 4. RULE 144 TRANSACTIONS.
     4.1 Undertaking to File Reports and Cooperate in Rule 144 Transactions. For as long as Precision continues to hold any Common Shares, Weatherford shall use its reasonable best efforts to file with the SEC, on a timely basis, all annual, quarterly and other periodic reports required to be filed by it under Sections 13 and 15(d) of the Exchange Act, and the rules and regulations thereunder; provided, however, that the foregoing shall not be construed to require Weatherford to prepare and file periodic reports if it is not required to do so under the Exchange Act. In the event of any proposed sale by Precision of Common Shares pursuant to Rule 144 under the Securities Act or otherwise as provided herein, which sale is to be made in accordance with the terms of Section 5.1(b) hereof, Weatherford shall cooperate with Precision so as to enable such sales to be made in accordance with applicable laws, rules and regulations, the requirements of the transfer agent of Weatherford, and the reasonable requirements of the broker through which the sales are proposed to be executed, and shall, upon request, furnish unlegended certificates representing ownership of the shares of Common Shares sold thereby, such certificates to be furnished in such numbers and denominations as Precision may reasonably request.
SECTION 5. RESTRICTIONS ON TRANSFER.
     5.1 Permitted Transfers. Precision hereby agrees that, until it and any permitted transferees under paragraph (d) or (f) hereunder have disposed of all of the Registrable Securities, it will not, directly or indirectly, without the prior written consent of Weatherford, sell, distribute, transfer or otherwise dispose of any shares of Common Shares except:
(a)	pro rata distributions of shares of Common Shares by Precision to its public shareholders either pursuant to a stock dividend or other distribution method, in each case pursuant to the Registration Statement; or

(b)	sales of Common Shares pursuant to Rule 144 (but not paragraph (k) thereof) under the Securities Act; or

(c)	sales or transfers of shares of Common Shares to any Person or group of related Persons who would immediately thereafter not own or have the right to acquire or vote Common Shares having in the aggregate more than five percent (5%) of the total combined voting power of all Common Shares then outstanding; or
(d)	a bona fide pledge of or the granting of a security interest in the shares of Common Shares to an institutional lender for money borrowed, provided that such lender acknowledges in writing that it has received a copy of this Agreement and agrees, upon its becoming the owner of, or obtaining dispositive authority with respect to or in connection with any disposition of, any such shares of Common Shares, to be bound by the provisions of this Agreement in connection with any right it may have to dispose of or vote any such shares of Common Shares (and, upon agreeing so to be bound, the provisions of this Agreement shall inure to the benefit of such party); or

(e)	sales or transfers of Common Shares pursuant to a tender or exchange offer which the Board of Directors of Weatherford does not oppose within 10 business days after the date of commencement (as such term is defined in Rule 14d-2(a) of the General Rules and Regulations under the Exchange Act) of such offer; or

(f)	dispositions of shares of Common Shares by Precision to any wholly owned subsidiary of Precision or to a successor corporation of Precision; provided, however, that in each such case, the transferee shall receive and hold such Common Shares subject to, and the transferee and all of the transferees’ Affiliates shall agree to be bound by, all the terms of this Agreement, which terms shall also inure to the benefit of such transferees, and there shall be no further transfer of such shares except in accordance with the provisions of this Section 5.1; or

(g)	dispositions pursuant to any merger, consolidation, reorganization or recapitalization to which Weatherford is a party or in connection with any reclassification of the Common Shares; or

(h)	distributions to Precision’s shareholders pursuant to an exemption under the Securities Act or pursuant to a distribution of exempted securities (within the meaning of the Securities Act).
     5.2 Permitted Purchases. Precision hereby agrees that, until it and any permitted transferees under Section 5.1(d) or (f) hereof have disposed of all of the Registrable Securities in accordance with this Agreement, neither it nor any of its Affiliates will, without the prior written consent of Weatherford, acquire, directly or indirectly, by purchase or otherwise, any shares of Common Shares or any securities convertible into, exchangeable for, or that represent a right to acquire, Common Shares, if after such acquisition (and assuming the exercise of all conversion and other rights to acquire Common Shares by Precision without assuming the concurrent exercise of such conversion and other rights by any other holders) Precision would be, in the aggregate, the “beneficial owner” (determined in accordance with Rule 13d-3 under the Exchange Act) of more than the greater of 5.0% of the total combined voting or dispositive power of all outstanding Common Shares.

SECTION 6. VOTING RESTRICTIONS
     6.1 Agreement to Vote. For so long as Precision or any permitted transferee under Section 5.1(d) or (f) hereof holds any Registrable Securities, Precision (or such permitted transferee) shall, on each matter presented for a vote at any duly convened meeting of the shareholders of Weatherford, and in any action by written consent of the shareholders of Weatherford in lieu of a meeting, vote all shares of Common Shares held by Precision (or such permitted transferee) in the same proportions as the Public Shares are voted. “Public Shares” means, with respect to any record date, all issued and outstanding shares of Common Shares on such record date, other than shares directly or indirectly beneficially owned by Precision, any permitted transferee under Section 5.1(d) or (f) hereof, or any of their respective Affiliates (including any shares subject to voting trusts, voting agreements or similar agreements to which Precision, any such permitted transferee, or any of their respective Affiliates is a party or of which any of them is a beneficiary) and other than shares directly or indirectly beneficially owned by any Affiliate of Weatherford.
     6.2 Proxy; Further Assurances. If requested by Weatherford, each of Precision and any permitted transferee under Section 5.1(d) or (f) hereof shall (a) execute and deliver a proxy in favor of Weatherford (or other person or persons designated by Weatherford) with respect to any shares of Common Shares owned by Precision or such permitted transferee in connection with each shareholders’ meeting or action by written consent; and (b) execute and deliver, or otherwise provide, such other documents and instruments and take all such further actions as may be reasonably necessary in order to effectuate the provisions of this Agreement.
SECTION 7. DEFINITIONS.
     “Affiliate” means, with respect to any specified Person, any other Person that, directly or indirectly or through one or more intermediaries, controls, is controlled by or is under common control with such specified Person.
     “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder, or any successor statute.
     “Person” means any individual, firm, partnership, corporation, trust, joint venture, limited liability company, association, joint stock company, unincorporated organization, or any other entity or organization, including a governmental entity or any department, agency, or political subdivision thereof.
     “Registrable Securities” means (i) the Acquired Shares, (ii) any other shares of Common Shares issued as a dividend or other distribution on or as a result of a subdivision, combination, or reclassification of any Acquired Shares; and (iii) any Common Shares issued to Precision in any merger, consolidation, or business combination involving Weatherford.
     “Registration Expenses” means all expenses incident to Weatherford’s performance of or compliance with this Agreement, including without limitation all registration and filing fees, fees and expenses of compliance with securities or blue sky laws, fees with respect to filings required to be made with the NASD, printing expenses, messenger and delivery and mailing expenses, fees and disbursements of custodians, and fees and disbursements of counsel for Weatherford and all independent certified public accountants retained by Weatherford and other Persons retained by Weatherford.
     “Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations thereunder, or any successor statute.
SECTION 8. MISCELLANEOUS.
     8.1 Legends and Stop Transfer Orders.
(a)	Precision hereby agrees that all certificates representing Registrable Securities, and any certificates representing any other shares of Common Shares presently owned or are hereafter acquired by Precision, shall have the following legend (or other legend to the same effect): “The shares represented by this certificate are subject to restrictions on transfer and other restrictions pursuant to the provisions of a Registration Rights, Standstill and Voting Agreement, dated August 31, 2005, between Precision Drilling Corporation and Weatherford International Ltd., a copy of which is on file at the office of the corporate secretary of Weatherford International Ltd.”

(b)	Precision hereby agrees to the entry of stop transfer orders with the transfer agent and registrar of the Common Shares against the transfer (other than in compliance with this Agreement) of legended securities held by Precision (or its permitted transferees under Section 5.1(d) or (f) hereof).

(c)	Weatherford agrees to remove any stop transfer orders provided in paragraph (b) above in sufficient time to permit any party to make any transfer permitted by the terms of this Agreement.
     8.2 No Inconsistent Agreements. Weatherford shall not hereafter enter into any agreement with respect to its securities which is inconsistent with or violates the rights granted to Precision in this Agreement.
     8.3 Specific Performance. The parties hereto acknowledge and agree that in the event of any breach of this Agreement, the non-breaching parties would be irreparably harmed and could not be made whole by monetary damages. It is accordingly agreed that the parties hereto shall and do hereby waive the defense in any action for specific performance that a remedy at law would be adequate and that the parties hereto, in addition to any other remedy to which they may be entitled at law or in equity, shall be entitled to compel specific performance of this Agreement in any action instituted hereunder.
     8.4 Amendments and Waivers. The failure of any party to enforce any of the provisions of this Agreement shall in no way be construed as a waiver of such provisions and shall not affect the right of such party thereafter to enforce each and every provision of this Agreement in accordance with its terms. No modification, amendment, or waiver of any provision of this Agreement shall be effective against Weatherford or Precision except by a written agreement signed by Weatherford and Precision.

     8.5 Successors and Assigns. All covenants and agreements in this Agreement by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors and permitted assigns of the parties hereto whether so expressed or not including, without limitation, any Person which is the successor to Weatherford or Precision.
     8.6 Severability. If any term, provision, covenant or restriction of this Agreement, or any part thereof, is held by a court of competent jurisdiction or any foreign federal, state, county, or local government or any other governmental, regulatory, or administrative agency or authority to be invalid, void, unenforceable, or against public policy for any reason, the remainder of the terms, provisions, covenants, and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired, or invalidated.
     8.7 Entire Agreement. Except as otherwise expressly set forth herein, this document embodies the complete agreement and understanding among the parties hereto with respect to the subject matter hereof and supersedes and preempts any prior understandings, agreements, or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way.
     8.8 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument, and it shall not be necessary in making proof of this Agreement to produce or account for more than one such counterpart.
     8.9 Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning of terms contained herein.
     8.10 GOVERNING LAW; CONSENT OF JURISDICTION; WAIVER OF JURY TRIAL. THIS AGREEMENT AND THE VALIDITY AND PERFORMANCE OF THE TERMS HEREOF SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW OR CHOICE OF LAW, EXCEPT TO THE EXTENT THAT THE LAWS OF BERMUDA REGULATE THE ISSUANCE OF SECURITIES BY WEATHERFORD. THE PARTIES HERETO HEREBY AGREE THAT ALL ACTIONS OR PROCEEDINGS ARISING DIRECTLY OR INDIRECTLY FROM OR IN CONNECTION WITH THIS AGREEMENT SHALL BE LITIGATED ONLY IN THE STATE OR FEDERAL COURTS LOCATED IN MANHATTAN IN THE STATE OF NEW YORK. TO THE EXTENT PERMITTED BY APPLICABLE LAW, THE PARTIES HERETO CONSENT TO THE JURISDICTION AND VENUE OF THE FOREGOING COURTS AND CONSENT THAT ANY PROCESS OR NOTICE OF MOTION OR OTHER APPLICATION TO EITHER OF SAID COURTS OR A JUDGE THEREOF MAY BE SERVED INSIDE OR OUTSIDE THE STATE OF NEW YORK BY REGISTERED MAIL, RETURN RECEIPT REQUESTED, DIRECTED TO SUCH PARTY AT ITS ADDRESS SET FORTH IN THIS AGREEMENT (AND SERVICE SO MADE SHALL BE DEEMED COMPLETE FIVE (5) DAYS AFTER THE SAME HAS BEEN POSTED AS AFORESAID) OR BY PERSONAL SERVICE OR IN SUCH OTHER MANNER AS MAY BE PERMISSIBLE UNDER THE RULES OF SAID COURTS. THE PARTIES HERETO HEREBY WAIVE ANY RIGHT TO A JURY TRIAL IN CONNECTION WITH ANY LITIGATION PURSUANT TO THIS AGREEMENT.

     8.11 Notices. Any notice or other communication required or which may be given hereunder shall be in writing and shall be delivered personally, telecopied with confirmed receipt, sent by certified, registered, or express mail, postage prepaid, or sent by a national next-day delivery service. Such notice or other communication shall be sent to the recipient party at the address indicated on the signature page of this Agreement or to such other address or to the attention of such other person as the recipient party has specified by prior written notice to the sending party and shall be deemed given when so delivered personally or telecopied, or if mailed, 5 days after the date of mailing, or, if by national next-day delivery service, on the day after delivery to such service.
     IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the day and year first above written.

PRECISION DRILLING CORPORATION

By:	/s/ Michael J. McNulty

	Name:	Michael J. McNulty
	Title:	Senior Vice President, Operations Finance
	Address:	4200, 150-6th Avenue S.W.
Calgary, Alberta T2P 3Y7
Attn: Chief Financial Officer

WEATHERFORD INTERNATIONAL LTD.

By:	/s/ Burt M. Martin

	Name:	Burt M. Martin
	Title:	Senior Vice President, General Counsel and Secretary
	Address:	515 Post Oak Boulevard, Suite 600
Houston, Texas 77027
Attn: General Counsel